As filed with the Securities and Exchange Commission on September 9, 2022
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
SHOPIFY INC.
(Exact name of Registrant as Specified in its Charter)
Canada	7372	30-0830605
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)
151 O’Connor Street, Ground Floor
Ottawa, Ontario, Canada K2P 2L8
(613) 241-2828
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Corporation Service Company
251 Little Falls Drive
Wilmington, New Castle County, DE 19808-1674
(302) 636-5400
(Name, Address (including zip code) and Telephone Number (including area code) of Agent for Service in the United States)
The Commission is requested to send copies of all communications to:
Jessica Hertz General Counsel and Corporate Secretary Shopify Inc. 151 O’Connor Street, Ground Floor Ottawa, Ontario, Canada K2P 2L8 (613) 241-2828	Ryan J. Dzierniejko Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York, United States 10001-8602 (212) 735-3712	Sean Vanderpol Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5500
Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
Province of Ontario, Canada
(Principal jurisdiction regulating this offering)
It is proposed that this filing shall become effective (check appropriate box):
A. ☒	Upon filing with the Securities and Exchange Commission (the “ Commission”), pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B. ☐	At some future date (check the appropriate box below):
	1. ☐	pursuant to Rule 467(b) on ( ) at ( ).
	2. ☐	pursuant to Rule 467(b) on ( ) at ( ) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3. ☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4. ☐	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

SHORT FORM BASE SHELF PROSPECTUS
New Issue and Secondary Offering	September 9, 2022

SHOPIFY INC.
Class A Subordinate Voting Shares
Preferred Shares
Debt Securities
Warrants
Subscription Receipts
Units
Shopify Inc. (the “Company”, “Shopify”, “us” or “we”) may offer and issue from time to time Class A Subordinate Voting Shares (“Class A Subordinate Voting Shares”), preferred shares (“Preferred Shares”), debt securities (“Debt Securities”), warrants (“Warrants”) to acquire any of the other securities that are described in this short form base shelf prospectus (the “Prospectus”), subscription receipts (“Subscription Receipts”), units (“Units”) comprised of one or more of any of the other securities that are described in this Prospectus, or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”), in one or more transactions during the 25-month period commencing September 9, 2022 that this Prospectus, including any amendments hereto, remains effective.
We will provide the specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, in one or more prospectus supplements (each a “Prospectus Supplement”) to this Prospectus. The Securities may be offered separately or together or in any combination, and as separate series. One or more securityholders of the Company may also offer and sell Securities under this Prospectus.
All dollar amounts in this Prospectus are in U.S. dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.
As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders (as defined below). See “Well-Known Seasoned Issuer”. Information permitted under applicable securities laws, including as permitted under the WKSI Blanket Orders, to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. For the purposes of applicable securities laws, each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus.
Our Securities may be sold pursuant to this Prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. This Prospectus may qualify an “at-the-market distribution” (as such term is defined in National Instrument 44-102 – Shelf Distributions). In connection with any underwritten offering of Securities, other than an at-the-market distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered. Such transactions, if commenced, may be discontinued at any time.
A Prospectus Supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds we expect to receive from the sale of such Securities, if any, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents.
We have filed an undertaking with the securities regulatory authorities in each of the provinces and territories of Canada, except Québec, that we will not distribute Securities that, at the time of distribution, are novel specified derivatives or novel asset-backed securities, without first pre-clearing with the applicable regulator the disclosure to be contained in the Prospectus Supplement pertaining to the distribution of such Securities.
Our Class A Subordinate Voting Shares are listed on the New York Stock Exchange (the “NYSE”) and on the Toronto Stock Exchange (the “TSX”) under the symbol “SHOP”. On September 8, 2022, the closing prices of the Class A Subordinate Voting Shares on the NYSE and the TSX were $31.94 and C$41.83, respectively. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Class A Subordinate Voting Shares will not be listed on any securities exchange. There is currently no market through which such Securities may be sold and purchasers may not be able to resell any such Securities purchased under this Prospectus and the applicable Prospectus Supplement relating to such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See the “Risk Factors” section of the applicable Prospectus Supplement.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Shopify is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Shopify prepares its annual financial statements and its interim financial statements in accordance with accounting principles generally accepted in the United States of America.
Purchasers of Securities should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that most of its officers and directors are residents of Canada, and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States. See “Enforceability of Civil Liabilities”.
The Company has three classes of issued and outstanding shares: the Class A Subordinate Voting Shares, the Class B multiple voting shares (the “Class B Restricted Voting Shares”) and the Founder share (the “Founder Share”). The Class B Restricted Voting Shares carry a greater number of votes per share relative to the Class A Subordinate Voting Shares, and the Founder Share has a variable number of votes. The Class A Subordinate Voting Shares are therefore, and the Class B Restricted Voting Shares may be considered to be, “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Class A Subordinate Voting Shares are therefore “restricted securities” within the meaning of such term under applicable Canadian securities laws. The Class A Subordinate Voting Shares and the Class B Restricted Voting Shares are substantially identical with the exception of the multiple voting and conversion rights attached to the Class B Restricted Voting Shares. Each Class A Subordinate Voting Share is entitled to one vote and each Class B Restricted Voting Share is entitled to ten votes on all matters requiring shareholder approval, and holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares, except to the extent that a separate vote of holders as a separate class is required by law or provided by Shopify’s restated articles of incorporation. The Class B Restricted Voting Shares are convertible into Class A Subordinate Voting Shares on a one-for-one basis at any time at the option of the holders thereof and automatically in certain other circumstances. See “Description of the Share Capital of the Company” for a description of the terms of the Founder Share. The holders of Class A Subordinate Voting Shares benefit from contractual provisions that give them certain rights in the event of a take-over bid for the Class B Restricted Voting Shares. See “Description of the Share Capital of the Company – Take-Over Bid Protection”.
Certain of the Company’s directors and officers, namely Gail Goodman, Jeremy Levine, Fidji Simo and Amy Shapero, have appointed Shopify Inc., 151 O’Connor Street, Ground Floor, Ottawa, Ontario, Canada, K2P 2L8 (Attn: Corporate Secretary) as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that resides outside of Canada, even if the party has appointed an agent for service of process.
An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.
No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.
Our registered office is located at 151 O’Connor Street, Ground Floor, Ottawa, Ontario, Canada, K2P 2L8.

ABOUT THIS SHORT FORM BASE SHELF PROSPECTUS
We have not authorized anyone to provide readers with information different from that contained in this Prospectus (or incorporated by reference herein) or in any free writing prospectus prepared by us. We take no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give readers of this Prospectus. We are not making an offer of Securities in any jurisdiction where the offer is not permitted.
Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.
This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities as described in one or more Prospectus Supplements. We do not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE
Information has been incorporated by reference into this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from the Corporate Secretary of the Company at the address set forth on the cover page of this Prospectus, and are also available electronically at www.sedar.com (“SEDAR”) and www.sec.gov (“EDGAR”).
The following documents, filed by the Company with securities commissions or similar regulatory authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:
(a)
Shopify’s audited consolidated financial statements as at and for the years ended December 31, 2021 and 2020, and the related notes thereto, together with management’s annual report on internal control over financial reporting and the report of independent registered public accounting firm thereon;

(b)	Shopify’s Management’s Discussion and Analysis for the year ended December 31, 2021;
(c)	Shopify’s Annual Information Form, dated February 16, 2022, for the year ended December 31, 2021;
(d)	Shopify’s Management Information Circular dated April 11, 2022 in connection with the annual general and special meeting of the shareholders of Shopify held on June 7, 2022;
(e)	Shopify’s material change report dated June 10, 2022;
(f)
Shopify’s unaudited interim condensed consolidated financial statements as at June 30, 2022 and for the three and six-month periods ended June 30, 2022 and June 30, 2021, together with the related notes thereto; and

(g)	Shopify’s Management’s Discussion and Analysis as at June 30, 2022 and for the three and six-month periods ended June 30, 2022 and June 30, 2021.
Any statement contained in this Prospectus or in any document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.
Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements (in each case, including exhibits containing updated earnings coverage information) and the report of independent registered public accounting firm thereon, management’s discussion and analysis and information circulars of the Company filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or withdrawal of any offering under this Prospectus shall be deemed to be incorporated by reference into this Prospectus. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus shall be deemed to be incorporated by reference into the registration statement on Form F-10 (the “Registration Statement”) of which this Prospectus forms a part, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document. The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated or deemed to be incorporated by reference herein and therein.
Upon the filing of a new annual information form and new annual consolidated financial statements by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management’s discussion and analysis of financial condition and results of operations, and material change reports, filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management’s discussion and analysis of financial condition and results of operations filed prior to such new interim consolidated financial statements and management’s discussion and analysis of financial condition and results of operations shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.
References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.
Any “template version” of “marketing materials” (as those terms are defined in National Instrument 41-101 — General Prospectus Requirements) pertaining to a distribution of Securities filed after the date of a Prospectus Supplement and before termination of the distribution of Securities offered pursuant to such Prospectus Supplement will be deemed to be incorporated by reference into the Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.
A Prospectus Supplement containing the specific terms of an offering of Securities and other information in relation to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and shall be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement but only for the purposes of the offering of the Securities covered by that Prospectus Supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus and the documents incorporated by reference herein contain forward-looking statements about Shopify’s business outlook, objectives, strategies, plans, strategic priorities and results of operations as well as other statements that are not historical facts. A statement Shopify makes is forward-looking when it uses what Shopify knows and expects today to make a statement about the future. In some cases, you can identify forward-looking statements by words such as “may”, “might”, “will”, “should”, “could”, “expects”, “intends”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “continue”, or the negative of these terms or other similar words. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All such forward-looking statements are made under the provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and constitute forward-looking information within the meaning of applicable Canadian securities legislation.
Specifically, without limiting the generality of the foregoing, all statements included in this Prospectus, including the documents incorporated by reference herein, that address activities, events or developments that Shopify expects or anticipates will or may occur in the future, and other statements that are not historical facts, are forward-looking statements. These statements are based upon our management’s perception of historic trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. Although we believe that the plans, intentions, expectations, assumptions and strategies reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors, including but not limited to the risks described in detail in the section entitled “Risk Factors” and elsewhere in documents incorporated by reference herein, that may cause our actual results to be materially different from any future results expressed or implied by these forward-looking statements. Accordingly, prospective purchasers should not place undue reliance on the forward-looking statements contained in this Prospectus or in the documents incorporated by reference herein.
Forward-looking statements made in this Prospectus and in the documents incorporated by reference herein are based on a number of assumptions that Shopify believed were reasonable on the day it made the forward-looking statements. Refer to the documents incorporated by reference herein for certain assumptions that Shopify has made in preparing forward-looking statements. If our assumptions turn out to be inaccurate, our actual results could be materially different from what we expect.
The forward-looking statements in this Prospectus represent our views as of the date of this Prospectus and forward-looking statements contained in the documents incorporated by reference herein represent our views as of the date of such documents, unless otherwise indicated in such documents. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law.
Prospective purchasers are cautioned that the risks referred to above are not the only ones that could affect Shopify. Additional risks and uncertainties not currently known to Shopify or that Shopify currently deems to be immaterial may also have a material adverse effect on Shopify’s financial position, financial performance, cash flows, business or reputation.
ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation incorporated under and governed by the Canada Business Corporations Act (the “CBCA”). Most of our directors and officers reside principally in Canada, and the majority of our assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

We filed with the SEC, concurrently with our Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Corporation Service Company as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.
CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION
We express all amounts in this Prospectus in U.S. dollars, except where otherwise indicated. References to “$” and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. On September 8, 2022 the Bank of Canada rate of exchange was US$1.00 = C$1.3116 or C$1.00 = US$0.7624.
WHERE YOU CAN FIND MORE INFORMATION
Shopify files certain reports with, and furnishes other information to, each of the SEC and certain securities regulatory authorities of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of the provincial and territorial securities regulatory authorities of Canada, which requirements are different from those of the United States. As a foreign private issuer, Shopify is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and Shopify’s officers and directors are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. Shopify’s reports and other information filed or furnished with or to the SEC are available, from EDGAR at www.sec.gov, as well as from commercial document retrieval services. Shopify’s Canadian filings are available on SEDAR at www.sedar.com.
Shopify has filed with the SEC under the Securities Act the Registration Statement relating to the Securities being offered hereunder, of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the Registration Statement will be available on the SEC’s website at www.sec.gov.
SHOPIFY INC.
Shopify is a leading provider of essential internet infrastructure for commerce, offering trusted tools to start, grow, market, and manage a retail business of any size. Shopify makes commerce better for everyone with a platform and services that are engineered for simplicity and reliability, while delivering a better shopping experience for consumers everywhere.
The Shopify platform is engineered to enterprise-level standards and functionality and designed for simplicity and ease of use. We also design our platform with a robust technical infrastructure able to manage large spikes in traffic that accompany events such as new product releases, holiday shopping seasons and flash sales. We are constantly innovating and enhancing our platform, with our continuously deployed, multi-tenant architecture ensuring all of our merchants are always using the latest technology.
While we consider the Company’s location to be the internet, our registered office is located at 151 O’Connor Street, Ground Floor, Ottawa, Ontario, Canada, K2P 2L8. Additional information about our business is included in the documents incorporated by reference into this Prospectus.
USE OF PROCEEDS
The net proceeds to the Company from any offering of Securities and the proposed use of those proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities. The Company will not receive any proceeds from any sales of Securities offered by a selling securityholder.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY
Our authorized share capital consists of an unlimited number of Class A Subordinate Voting Shares, an unlimited number of Class B Restricted Voting Shares, one Founder Share, and an unlimited number of preferred shares, issuable in series.
The Class B Restricted Voting Shares carry a greater number of votes per share relative to the Class A Subordinate Voting Shares, and the Founder Share has a variable number of votes. The Class A Subordinate Voting Shares are therefore, and the Class B Restricted Voting Shares may be considered to be, “restricted securities” within the meaning of such term under applicable Canadian securities laws.
As of September 8, 2022, 1,189,359,943 Class A Subordinate Voting Shares, 81,965,999 Class B Restricted Voting Shares, one Founder Share and no preferred shares were issued and outstanding, and the Class A Subordinate Voting Shares represent 93.6% of the total issued and outstanding shares and 58.5% of the aggregate voting power attached to all of the Company’s outstanding voting shares, the Class B Restricted Voting Shares represent 6.4% of the total issued and outstanding shares and 40.3% of the aggregate voting power attached to all of the Company’s outstanding voting shares and the Founder Share would represent a de minimis percentage of the total issued and outstanding shares and 1.2% of the aggregate voting power attached to all of the Company’s outstanding voting shares.
Class A and Class B Shares
Except as described in this Prospectus, the Class A Subordinate Voting Shares and the Class B Restricted Voting Shares have the same rights, are equal in all respects and are treated by the Company as if they were one class of shares.
Rank
The Class A Subordinate Voting Shares and Class B Restricted Voting Shares rank pari passu with respect to the payment of dividends, distribution of property and assets in the event of the liquidation, dissolution or winding up of the Company. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntarily or involuntarily, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the holders of Class A Subordinate Voting Shares and the holders of Class B Restricted Voting Shares are entitled to participate equally in the remaining property and assets of the Company available for distribution to the holders of shares, without preference or distinction among or between the Class A Subordinate Voting Shares and the Class B Restricted Voting Shares, subject to the rights of the holders of any preferred shares.
Dividends
The holders of outstanding Class A Subordinate Voting Shares and Class B Restricted Voting Shares are entitled to receive dividends on a share for share basis at such times and in such amounts and form as our Board of Directors may from time to time determine, but subject to the rights of the holders of any preferred shares, without preference or distinction among or between the Class A Subordinate Voting Shares and the Class B Restricted Voting Shares. In the event of a payment of a dividend in the form of shares, Class A Subordinate Voting Shares shall be distributed with respect to outstanding Class A Subordinate Voting Shares and Class B Restricted Voting Shares shall be distributed with respect to outstanding Class B Restricted Voting Shares, unless otherwise determined by our board.
Voting Rights
Holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares are entitled to receive notice of and to attend meetings of shareholders, except meetings at which only holders of another particular class or series have the right to vote. Each Class A Subordinate Voting Share is entitled to one vote per share and each Class B Restricted Voting Share is entitled to 10 votes per share.
Conversion
The Class A Subordinate Voting Shares are not convertible into any other class of shares. Each outstanding Class B Restricted Voting Share may at any time, at the option of the holder, be converted into one Class A Subordinate Voting Share. Upon the first date that a Class B Restricted Voting Share is Transferred (as defined below) by a holder of Class B Restricted Voting Shares, other than to a Permitted Holder (as defined below) or from any such

Permitted Holder back to such holder of Class B Restricted Voting Shares and/or any other Permitted Holder of such holder of Class B Restricted Voting Shares, the holder thereof, without any further action, shall automatically be deemed to have exercised his, her or its rights to convert such Class B Restricted Voting Share into a fully paid and non-assessable Class A Subordinate Voting Share, effective immediately upon such Transfer, on a share for share basis.
In addition, all Class B Restricted Voting Shares will convert automatically into Class A Subordinate Voting Shares on the date on which the outstanding Class B Restricted Voting Shares represent less than 5% of the aggregate number of outstanding Class A Subordinate Voting Shares and Class B Restricted Voting Shares as a group.
For the purposes of the foregoing:
“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified Person;
“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse, or child or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;
“Permitted Holders” means, in respect of a holder of Class B Restricted Voting Shares that is an individual, the Members of the Immediate Family of such individual and any Person controlled, directly or indirectly, by any such holder, and in respect of a holder of Class B Restricted Voting Shares that is not an individual, an Affiliate of that holder;
“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company;
“Transfer” of a Class B Restricted Voting Share shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (1) a transfer of a Class B Restricted Voting Share to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (2) the transfer of, or entering into a binding agreement with respect to, Voting Control over a Class B Restricted Voting Share by proxy or otherwise, provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to our officers or directors at the request of our Board of Directors in connection with actions to be taken at an annual or special meeting of shareholders; or (b) the pledge of a Class B Restricted Voting Share that creates a mere security interest in such share pursuant to a bona fide loan or indebtedness transaction so long as the holder of the Class B Restricted Voting Share continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such Class B Restricted Voting Share or other similar action by the pledgee shall constitute a “Transfer”;
“Voting Control” with respect to a Class B Restricted Voting Share means the exclusive power (whether directly or indirectly) to vote or direct the voting of such Class B Restricted Voting Share by proxy, voting agreement or otherwise; and
A Person is “controlled” by another Person or other Persons if: (1) in the case of a company or other body corporate wherever or however incorporated: (A) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (B) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or

(2) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.
Subdivision or Consolidation
No subdivision or consolidation of the Class A Subordinate Voting Shares or the Class B Restricted Voting Shares may be carried out unless, at the same time, the Class B Restricted Voting Shares or the Class A Subordinate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis.
Certain Class Votes
Except as required by the CBCA, applicable securities laws or the Company’s restated articles of incorporation, holders of Class A Subordinate Voting shares and Class B Restricted Voting Shares will vote together on all matters subject to a vote of holders of both those classes of shares as if they were one class of shares.
Neither the holders of the Class A Subordinate Voting Shares nor the holders of the Class B Restricted Voting Shares shall be entitled to vote separately as a class upon a proposal to amend the Company’s restated articles of incorporation in the case of an amendment to (1) increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of such class; or (2) create a new class of shares equal or superior to the shares of such class, which rights are otherwise provided for in paragraphs (a) and (e) of subsection 176(1) of the CBCA, respectively. Pursuant to the Company’s restated articles of incorporation, neither holders of Class A Subordinate Voting Shares nor holders of Class B Restricted Voting Shares will be entitled to vote separately as a class on a proposal to amend the Company’s restated articles of incorporation to effect an exchange, reclassification or cancellation of all or part of the shares of such class pursuant to Section 176(1)(b) of the CBCA unless such exchange, reclassification or cancellation: (a) affects only the holders of that class; or (b) affects the holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares differently, on a per share basis, and such holders are not already otherwise entitled to vote separately as a class under applicable law or the Company’s restated articles of incorporation in respect of such exchange, reclassification or cancellation.
Pursuant to the Company’s restated articles of incorporation, holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares will be treated equally and identically, on a per share basis, in certain change of control transactions that require approval of shareholders under the CBCA, unless different treatment of the shares of each such class is approved by a majority of the votes cast by the holders of Class A Subordinate Voting Shares and Class B Restricted Voting Shares, each voting separately as a class.
Take-Over Bid Protection
Under applicable Canadian law, an offer to purchase Class B Restricted Voting Shares would not necessarily require that an offer be made to purchase Class A Subordinate Voting Shares. In accordance with the rules of the TSX designed to ensure that, in the event of a take-over bid, the holders of Class A Subordinate Voting Shares will be entitled to participate on an equal footing with holders of Class B Restricted Voting Shares, upon the completion of our initial public offering the holders of over 80% of the then outstanding Class B Restricted Voting Shares entered into a customary coattail agreement with Shopify and a trustee (the “Coattail Agreement”). The Coattail Agreement contains provisions customary for dual class, TSX listed corporations designed to prevent transactions that otherwise would deprive the holders of Class A Subordinate Voting Shares of rights under the take-over bid provisions of applicable Canadian securities laws to which they would have been entitled if the Class B Restricted Voting Shares had been Class A Subordinate Voting Shares.
The undertakings in the Coattail Agreement will not apply to prevent a sale of Class B Restricted Voting Shares by a holder of Class B Restricted Voting Shares party to the Coattail Agreement if concurrently an offer is made to purchase Class A Subordinate Voting Shares that:
a)	offers a price per Class A Subordinate Voting Share at least as high as the highest price per share paid or required to be paid pursuant to the take-over bid for the Class B Restricted Voting Shares;
b)
provides that the percentage of outstanding Class A Subordinate Voting Shares to be taken up (exclusive of shares owned immediately prior to the offer by the offeror or persons acting jointly or in concert with the offeror) is at least as high as the percentage of outstanding Class B Restricted Voting Shares to be sold (exclusive of Class B Restricted Voting Shares owned immediately prior to the offer by the offeror and persons acting jointly or in concert with the offeror);
c)
has no condition attached other than the right not to take up and pay for Class A Subordinate Voting Shares tendered if no shares are purchased pursuant to the offer for Class B Restricted Voting Shares; and

d)	is in all other material respects identical to the offer for Class B Restricted Voting Shares.
In addition, the Coattail Agreement will not prevent the sale of Class B Restricted Voting Shares by a holder thereof to a Permitted Holder, provided such sale does not or would not constitute a take-over bid or, if so, is exempt or would be exempt from the formal bid requirements (as defined in applicable securities laws). The conversion of Class B Restricted Voting Shares into Class A Subordinate Voting Shares, shall not, in and of itself, constitute a sale of Class B Restricted Voting Shares for the purposes of the Coattail Agreement.
Under the Coattail Agreement, any sale of Class B Restricted Voting Shares (including a transfer to a pledgee as security) by a holder of Class B Restricted Voting Shares party to the Coattail Agreement will be conditional upon the transferee or pledgee becoming a party to the Coattail Agreement, to the extent such transferred Class B Restricted Voting Shares are not automatically converted into Class A Subordinate Voting Shares in accordance with our restated articles of incorporation.
The Coattail Agreement contains provisions for authorizing action by the trustee to enforce the rights under the Coattail Agreement on behalf of the holders of the Class A Subordinate Voting Shares. The obligation of the trustee to take such action will be conditional on Shopify or holders of the Class A Subordinate Voting Shares providing such funds and indemnity as the trustee may require. No holder of Class A Subordinate Voting Shares will have the right, other than through the trustee, to institute any action or proceeding or to exercise any other remedy to enforce any rights arising under the Coattail Agreement unless the trustee fails to act on a request authorized by holders of not less than 10% of the outstanding Class A Subordinate Voting Shares and reasonable funds and indemnity have been provided to the trustee.
The Coattail Agreement provides that it may not be amended, and no provision thereof may be waived, unless, prior to giving effect to such amendment or waiver, the following have been obtained: (a) the consent of the TSX and any other applicable securities regulatory authority in Canada and (b) the approval of at least 66 2/3% of the votes cast by holders of Class A Subordinate Voting Shares represented at a meeting duly called for the purpose of considering such amendment or waiver, excluding votes attached to Class A Subordinate Voting Shares held directly or indirectly by holders of Class B Restricted Voting Shares, their affiliates and related parties and any persons who have an agreement to purchase Class B Restricted Voting Shares on terms which would constitute a sale for purposes of the Coattail Agreement other than as permitted thereby.
No provision of the Coattail Agreement limits the rights of any holders of Class A Subordinate Voting Shares under applicable law.
Founder Share
Dividends
The holder of the Founder Share is not entitled to receive any dividends.
Liquidation, Dissolution, or Winding-Up
The holder of the Founder Share is not entitled to receive any property or assets of the Company on the liquidation, dissolution or winding-up of the Company whether voluntarily or involuntarily, or any other distribution of assets of the Company among its shareholders for the purposes of winding up its affairs.
Voting Rights and Sunset
The holder of the Founder Share is entitled to receive notice of and to attend all meetings of shareholders of the Company, except meetings at which only holders of another particular class or series shall have the right to vote.
Subject to the limitations set forth below, at each meeting of shareholders of the Company, the Founder Share shall entitle the holder thereof to the Specified Number of votes.

The Founder Share provides a variable number of votes that represents, when combined with the votes attached to certain other voting shares of the Company beneficially owned or controlled by the Founder, his immediate family and affiliates, 40% of the aggregate voting power attached to all of the Company’s outstanding voting shares, provided that such variable number of votes does not cause the aggregate voting power of the Founder and his immediate family and affiliates to exceed 49.9% of the aggregate voting power attached to all of the Company’s outstanding voting shares. Specifically, the Founder Share will entitle the holder to only one vote at any meeting of shareholders of the Company if either (i) the Founder MVS Percentage is equal to or greater than 40% or (ii) the Founder Group MVS/SVS Percentage is equal to or greater than 49.9%.
The number of votes carried by the Founder Share shall be automatically and permanently reduced to one vote on the Sunset Date.
For the purposes of the foregoing:
“Effective Date” means June 9, 2022;
“Founder” means Tobias Lütke;
“Founder Group” means the Members of the Immediate Family of the Founder and any Person (other than the Company and its subsidiaries) controlled, directly or indirectly, by the Founder;
“Founder Group MVS/SVS Percentage” means the Founder Group MVS/SVS Votes divided by the Total Votes, expressed as a percentage;
“Founder Group MVS/SVS Votes” means, as of the applicable record date, the number of votes that may be exercised with respect to all Voting Shares that the holder of the Founder Share or the Founder Group beneficially owns or exercises Voting Control over (except by way of any proxy or power of attorney granted pursuant to a general solicitation of proxies in connection with actions to be taken at an annual or special meeting of shareholders, or otherwise at the direction of the Board of Directors, in respect of Voting Shares over which Voting Control would otherwise be exercised by Persons other than the Founder and the Founder Group), excluding the number of votes attached to the Founder Share;
“Founder MVS Percentage” means the Founder MVS Votes divided by the Total Votes, expressed as a percentage;
“Founder MVS Votes” means, as of the applicable record date, the number of votes that may be exercised with respect to: (a) all Class B Restricted Voting Shares that the holder of the Founder Share or the Founder Group beneficially owns or exercises Voting Control over (except by way of any proxy or power of attorney granted pursuant to a general solicitation of proxies in connection with actions to be taken at an annual or special meeting of shareholders, or otherwise at the direction of the Board of Directors, in respect of Class B Restricted Voting Shares over which Voting Control would otherwise be exercised by Persons other than the Founder and the Founder Group), (b) all Class A Subordinate Voting Shares that the holder of the Founder Share or the Founder Group beneficially owns or exercises Voting Control over (except by way of any proxy or power of attorney granted pursuant to a general solicitation of proxies in connection with actions to be taken at an annual or special meeting of shareholders, or otherwise at the direction of the Board of Directors, in respect of Class A Subordinate Voting Shares over which Voting Control would otherwise be exercised by Persons other than the Founder and the Founder Group) which resulted from the conversion of Class B Restricted Voting Shares in accordance with subsection 1.4 and/or subsection 1.5 from and after the Effective Date (such shares, the “MVS Conversion Shares”), and (c) if any MVS Conversion Shares have been transferred, sold or otherwise disposed of by the Founder or the Founder Group, the number of Class A Subordinate Voting Shares equal to the lesser of (i) the number of Class A Subordinate Voting Shares acquired by the Founder or the Founder Group from and after the Effective Date (excluding, for the avoidance of doubt, the MVS Conversion Shares), and (ii) the number of MVS Conversion Shares that have been transferred, sold or otherwise disposed of by the Founder or the Founder Group (and, for certainty, if the number of Class A Subordinate Voting Shares in (i) and (ii) are equal, that number);
“Members of the Immediate Family” means with respect to any individual, each parent (whether by birth or adoption), spouse, child or other descendants (whether by birth or adoption) of such individual, each spouse of any of the aforementioned Persons, each trust created solely for the benefit of such individual and/or one or more of the aforementioned Persons, and each legal representative of such individual or of any aforementioned Persons (including without limitation a tutor, curator, mandatary due to incapacity, custodian, guardian or testamentary executor), acting in such capacity under the authority of the law, an order from a competent tribunal, a will or a mandate in case of incapacity or similar instrument. For the purposes of this definition, a Person shall be considered the spouse of an individual if such Person is legally married to such individual, lives in a civil union with such individual or is the common law partner (as defined in the Income Tax Act (Canada) as amended from time to time) of such individual. A Person who was the spouse of an individual within the meaning of this paragraph immediately before the death of such individual shall continue to be considered a spouse of such individual after the death of such individual;
“Person” means any individual, partnership, corporation, company, association, trust, joint venture or limited liability company;
“Specified Number” means, as of the applicable record date, the lesser of: (a) the Variable Number, and (b) the Variable Difference;
“Sunset Date” means the date determined by the Board of Directors that is not less than 9 months and not more than 18 months following the occurrence of a Sunset Event and, if no such date is determined by the Board of Directors, the date that is 9 months following the occurrence of a Sunset Event;
“Sunset Event” means the earliest to occur of: (a) the date that both (i) the Founder is no longer providing services to the Company as (A) an executive officer (as such term is defined in the Company’s articles); of the Company or (B) a consultant whose primary engagement is with the Company, and (ii) the Founder is no longer serving as a member of the Board of Directors; (b) the date of the Founder’s death or Disability (as such term is defined in the Company’s articles); or (c) the date that the number of Class B Restricted Voting Shares and Class A Subordinate Voting Shares beneficially owned by the Founder and the Founder Group, in the aggregate, is less than 30% of the aggregate number of Class B Restricted Voting Shares beneficially owned by the Founder and the Founder’s affiliates as of April 11, 2022, as adjusted to appropriately reflect any share split, consolidation, stock dividend, reorganization, recapitalization, or similar event approved by the Board of Directors and effected after the Effective Date affecting the number of outstanding Class B Restricted Voting Shares and/or Class A Subordinate Voting Shares;
“Total Votes” means, as of the applicable record date, the number of votes that may be exercised by holders of all of the issued and outstanding Voting Shares (excluding the number of votes attached to the Founder Share);
“Variable Difference” means, as of the applicable record date, the number of votes which, when added together with the Founder Group MVS/SVS Votes, is equal to 49.9% of the number of votes that may be exercised by holders of all of the issued and outstanding Voting Shares (including the number of votes attached to the Founder Share);
“Variable Number” means, as of the applicable record date, the number of votes which, when added together with the Founder MVS Votes, is equal to 40% of the number of votes that may be exercised by holders of all of the issued and outstanding Voting Shares (including the number of votes attached to the Founder Share);
“Voting Control” with respect to a Voting Share means the exclusive power (whether directly or indirectly) to vote or direct the voting of such Voting Share by proxy, voting agreement or otherwise;
“Voting Shares” means any outstanding shares of the Company carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing; and
A Person is “controlled” by another Person or other Persons if: (a) in the case of a company or other body corporate wherever or however incorporated: (i) securities entitled to vote in the election of directors carrying in the aggregate at least a majority of the votes for the election of directors and representing in the aggregate at least a majority of the participating (equity) securities are held, other than by way of security only, directly or indirectly, by or solely for the benefit of the other Person or Persons; and (ii) the votes carried in the aggregate by such securities are entitled, if exercised, to elect a majority of the board of directors of such company or other body corporate; or (b) in the case of a Person that is not a company or other body corporate, at least a majority of the participating (equity) and voting interests of such Person are held, directly or indirectly, by or solely for the benefit of the other Person or Persons; and “controls”, “controlling” and “under common control with” shall be interpreted accordingly.
Certain Class Votes
The Founder Share will vote together with the Class B Restricted Voting Shares and the Class A Subordinate Voting Shares as a single class except as otherwise expressly provided in the Company’s restated articles of incorporation or as provided by law.

The holder of the Founder Share is not entitled to vote separately as a class (i) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in paragraph (a) or (e) of subsection 176(1) of the CBCA or (ii) upon a proposal to amend the restated articles of incorporation of the Company in the case of an amendment referred to in paragraph (b) of subsection 176(1) of the CBCA unless such exchange, reclassification or cancellation affects only the holder of the Founder Share.
Subdivision or Consolidation
No subdivision or consolidation of the Founder Share may be carried out.
Redemption
Subject to the CBCA, the Company may, at any time on or after the Sunset Date, redeem the Founder Share by payment of C$10 to the holder of the Founder Share, and the holder of the Founder Share will be entitled, at such holder’s option, to require the Company to redeem the Founder Share at any time upon payment by the Company of C$10 to the holder of the Founder Share. From and after redemption, the holder of the Founder Share shall not be entitled to exercise any rights with respect to the Founder Share.
Founder Agreement
In addition to the rights, privileges, restrictions and conditions attaching to the Founder Share, the Company entered into a founder agreement with the Founder and 7910240 Canada Inc., his affiliate, on the Effective Date (the “Founder Agreement”). Pursuant to the Founder Agreement, Mr. Lütke agreed not to Transfer (as such term is defined in the Founder Agreement), directly or indirectly, the Founder Share. Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) also agreed not to Transfer any Class B Restricted Voting Shares if such Transfer would result in Mr. Lütke not retaining Voting Control over such shares, in which case such transferred Class B Restricted Voting Shares shall be caused to be converted into Class A Subordinate Voting Shares. The Founder Agreement also provides that Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) are not entitled to receive, directly or indirectly, any economic premium, additional payment or collateral benefit in connection with certain transactions involving the elimination, consolidation or collapse of the Class B Restricted Voting Shares or the Founder Share.
Pursuant to the Founder Agreement, Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) also agreed following the occurrence of a Sunset Event to convert or cause to be converted all outstanding Class B Restricted Voting Shares held by them into Class A Subordinate Voting Shares on or before the Sunset Date. As a result, in addition to the automatic and permanent reduction of the Founder Share to one vote on the Sunset Date, following a transition period after the occurrence of a Sunset Event, Mr. Lütke and 7910240 Canada Inc. (and any additional affiliate who becomes a party to the Founder Agreement pursuant to its terms) will, pursuant to the Founder Agreement, be required to convert any Class B Restricted Voting Shares held by them following a Sunset Event into Class A Subordinate Voting Shares on or before the Sunset Date.
Preferred Shares
We are authorized to issue an unlimited number of preferred shares issuable in series. Each series of preferred shares shall consist of such number of shares and having such rights, privileges, restrictions and conditions as may be determined by our Board of Directors prior to the issuance thereof. Holders of preferred shares, except as otherwise provided in the terms specific to a series of preferred shares or as required by law, will not be entitled to receive notice of, or attend (and vote) at meetings of holders of shares, and will not be entitled to vote separately as a class upon a proposal to amend our restated articles of incorporation in the case of an amendment of the kind referred to in paragraph (a), (b) or (e) of subsection 176(1) of the CBCA. With respect to the payment of dividends and distribution of assets in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, the preferred shares are entitled to preference over the Class A Subordinate Voting Shares, Class B Restricted Voting Shares and any other shares ranking junior to the preferred shares and may also be given such other preferences over Class A Subordinate Voting Shares, Class B Restricted Voting Shares and any other shares ranking junior to the preferred shares as may be determined at the time of creation of such series.

DESCRIPTION OF DEBT SECURITIES
As of the date of this Prospectus, the Company has no Debt Securities outstanding, other than 0.125% convertible senior notes due 2025. The Company may issue Debt Securities, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Warrants, Subscription Receipts or Units or any combination thereof, as the case may be. The Debt Securities will be issued under an indenture, dated as of September 18, 2020, as amended or supplemented (the “Indenture”), by and among the Company and Computershare Trust Company, N.A., as trustee, and Computershare Trust Company of Canada, as co-trustee. The Indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed with the SEC and with the security commissions or similar authorities in Canada. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:
•
the specific designation of the Debt Securities; any limit on the aggregate principal amount of the Debt Securities; the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•
the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;

•	the terms and conditions under which we may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
•	the terms and conditions upon which we may redeem the Debt Securities, in whole or in part, at our option;
•	the covenants applicable to the Debt Securities;
•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
•
whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;
•	the denominations in which registered Debt Securities will be issuable;
•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
•	if other than U.S. dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Debt Securities;
•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
•	any other terms of the Debt Securities which apply solely to the Debt Securities.
If we denominate the purchase price of any of the Debt Securities in a currency or currencies other than U.S. dollars or a non-U.S. dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than U.S. dollars or a non-U.S. dollar unit or units, we will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-U.S. dollar currency or currencies or non-U.S. dollar unit or units in the applicable Prospectus Supplement.

The Company may issue Debt Securities with terms different from those of Debt Securities previously issued. Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.
The terms on which a series of Debt Securities may be convertible into or exchangeable for Class A Subordinate Voting Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Class A Subordinate Voting Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.
To the extent any Debt Securities are convertible into Class A Subordinate Voting Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.
DESCRIPTION OF WARRANTS
As of the date of this Prospectus, the Company has no Warrants outstanding. The Company may issue Warrants, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate Warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•	the number of Warrants offered;
•	the price or prices, if any, at which the Warrants will be issued;
•	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;
•	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;
•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
•	if applicable, the identity of the Warrant agent;
•	whether the Warrants will be listed on any securities exchange;
•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•
whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;
•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants;
•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Warrants and the Securities to be issued upon exchange of the Warrants; and
•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.
The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS
As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, or Units or any combination thereof, as the case may be. The Subscription Receipts would be issued under an agreement or indenture. The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•	the number of Subscription Receipts offered;
•	the price or prices, if any, at which the Subscription Receipts will be issued;
•	the manner of determining the offering price(s);
•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;
•	the Securities into which the Subscription Receipts may be exchanged;
•	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;
•
the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount, denominations and terms of the series of Debt Securities that may be issued upon exchange of the Subscription Receipts, and the events or conditions under which the amount of Securities may be subject to adjustment;

•	the dates or periods during which the Subscription Receipts may be exchanged;
•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;
•
provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;

•	if applicable, the identity of the Subscription Receipt agent;
•	whether the Subscription Receipts will be listed on any securities exchange;
•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•
whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, noncertificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;
•
material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;

•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and
•	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.
The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS
As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Class A Subordinate Voting Shares, Preferred Shares, Debt Securities, Warrants, or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:
•	the number of Units offered;
•	the price or prices, if any, at which the Units will be issued;
•	the manner of determining the offering price(s);
•	the currency at which the Units will be offered;
•	the Securities comprising the Units;
•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•
whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any material risk factors relating to such Units or the Securities comprising the Units;
•	material Canadian federal income tax consequences and U.S. federal income tax consequences of owning the Securities comprising the Units;
•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and
•
any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above and may not be subject to or contain any or all of the terms described above.
CONSOLIDATED CAPITALIZATION
The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company since the date of the Company’s most recently filed financial statements, including, as required, any material change, and the effect of such material change, that will result from the issuance of Securities pursuant to such Prospectus Supplement.
EARNINGS COVERAGE RATIOS
The applicable Prospectus Supplement will provide, as required, the earnings coverage ratios with respect to the issuance of Securities pursuant to such Prospectus Supplement.
PRIOR SALES
Prior sales of our Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.
TRADING PRICE AND VOLUME
Trading price and volume of our Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

PLAN OF DISTRIBUTION
We may offer and sell Securities directly to one or more purchasers, through agents, or through underwriters or dealers designated by us from time to time. We may distribute the Securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to prevailing market prices or at negotiated prices. A description of such pricing will be disclosed in the applicable Prospectus Supplement. We may offer Securities in the same offering, or we may offer Securities in separate offerings.
This Prospectus may also, from time to time, relate to the offering of our Securities by certain selling securityholders. The selling securityholders may sell all or a portion of our Securities beneficially owned by them and offered thereby from time to time directly or through one or more underwriters, broker-dealers or agents. Our Securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
A Prospectus Supplement will describe the terms of each specific offering of Securities, including (i) the terms of the Securities to which the Prospectus Supplement relates, including the type of Security being offered; (ii) the name or names of any agents, underwriters or dealers involved in such offering of Securities; (iii) the name or names of any selling securityholders; (iv) the purchase price of the Securities offered thereby and the proceeds to, and the portion of expenses borne by, the Company from the sale of such Securities; (v) any agents’ commission, underwriting discounts and other items constituting compensation payable to agents, underwriters or dealers; and (vi) any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers.
If underwriters are used in an offering, the Securities offered thereby will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby. The obligations of the underwriters to purchase Securities will be subject to the conditions precedent agreed upon by the parties and the underwriters will be obligated to purchase all Securities under that offering if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to agents, underwriters or dealers may be changed from time to time.
The Securities may also be sold: (i) directly by the Company or the selling securityholders at such prices and upon such terms as agreed to; or (ii) through agents designated by the Company or the selling securityholders from time to time. Any agent involved in the offering and sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company and/or selling securityholder to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent is acting on a “best efforts” basis for the period of its appointment.
We and/or the selling securityholders may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered under any Prospectus Supplement. Agents, underwriters or dealers who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company and/or the selling securityholders to indemnification by the Company and/or the selling securityholders against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.
Agents, underwriters or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in and subject to limitations imposed by applicable Canadian securities laws which includes sales made directly on an existing trading market for the Class A Subordinate Voting Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, except with respect to “at-the-market” offerings, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer may enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.
We may authorize agents or underwriters to solicit offers by eligible institutions to purchase Securities from us at the public offering price set forth in the applicable Prospectus Supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of these contracts will be set forth in the applicable Prospectus Supplement.
Each class or series of Securities, other than the Class A Subordinate Voting Shares, that is not a secondary offering will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will not be listed on any securities exchange. Unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units may be sold and purchasers may not be able to resell Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units, as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units or as to the liquidity of the trading market, if any, for the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units.
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS
The applicable Prospectus Supplement may describe certain U.S. federal income tax consequences to an investor acquiring any Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.
RISK FACTORS
Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the risk factors described in the documents incorporated by reference herein and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any event arising from these risks occurs, our business, prospects, financial condition, results of operations or cash flows, or your investment in the Securities could be materially adversely affected. Additional risks and uncertainties of which we currently are unaware or that are unknown or that we currently deem to be immaterial could have a material adverse effect on our business, financial condition and results of operation. We cannot assure you that we will successfully address any or all of these risks.
LEGAL MATTERS
Unless otherwise specified in the Prospectus Supplement relating to the Securities, the issue and sale of the Securities will be passed upon on our behalf by Stikeman Elliott LLP as to legal matters relating to Canadian law and by Skadden, Arps, Slate, Meagher & Flom LLP as to legal matters relating to U.S. law. The partners, counsel and associates of Stikeman Elliott LLP, as a group, beneficially own, directly or indirectly, less than one percent of any class of our securities.
AUDITORS, REGISTRAR AND TRANSFER AGENT
The independent registered public accounting firm of the Company is PricewaterhouseCoopers LLP, Chartered Professional Accountants, Licensed Public Accountants, at its office in Ottawa, Ontario.

The transfer agent and registrar of our Class A Subordinate Voting Shares in the United States is Computershare Trust Company, N.A. at its principal office in Canton, Massachusetts, and in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario.
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from our directors and officers, as applicable; (iii) the consent of PricewaterhouseCoopers LLP; (iv) the Indenture and (v) the statement of eligibility of Computershare Trust Company, N.A. on Form T-1. A copy of the form of warrant agreement or subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.
WELL-KNOWN SEASONED ISSUER
On December 6, 2021, the securities regulatory authorities in each of the provinces and territories of Canada each independently adopted a series of substantively harmonized blanket orders, including Ontario Instrument 44-501 – Exemption from Certain Prospectus Requirements for Well-known Seasoned Issuers (Interim Class Order) (together with the equivalent local blanket orders in each of the other provinces and territories of Canada, collectively, the “WKSI Blanket Orders”). The WKSI Blanket Orders were adopted to reduce regulatory burden for certain large, established reporting issuers with strong disclosure records associated with certain prospectus requirements under National Instrument 44-101 – Short Form Prospectus Distributions and National Instrument 44-102 – Shelf Distributions. The WKSI Blanket Orders came into force on January 4, 2022 and allow “well-known seasoned issuers”, or “WKSIs”, to file a final short form base shelf prospectus as the first public step in an offering, and exempt qualifying issuers from certain disclosure requirements relating to such final short form base shelf prospectus. As of the date hereof, the Company has determined that it qualifies as a “well-known seasoned issuer” under the WKSI Blanket Orders.

PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
Limitations on Liability and Indemnification of Directors and Officers.
Under the Canada Business Corporations Act (the “CBCA”), we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.
However, indemnification is prohibited under the CBCA unless the individual:
•
acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.
Our by-laws require us to indemnify to the fullest extent permitted by the CBCA each of our current or former directors or officers and each individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity.
Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.
We have entered into indemnity agreements with our directors and certain officers which provide, among other things, that we will indemnify him or her to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of his or her actions in the exercise of his or her duties as a director or officer.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
Item 1. Undertaking.
The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in such securities.
Item 2. Consent to Service of Process.
(a) Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.
(b) Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.
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EXHIBITS
Exhibit No.	Description
4.1
Annual Information Form of the Registrant for the fiscal year ended December 31, 2021, dated February 16, 2022 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on February 16, 2022).

4.2
Management’s Discussion and Analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2021 (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2020, filed with the Commission on February 16, 2022).

4.3
Audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2021 and 2020 including the auditor’s report thereon (incorporated by reference from the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2021, filed with the Commission on February 16, 2022).

4.4
Management Information Circular of the Registrant dated April 11, 2022 in connection with the annual general and special meeting of the shareholders of the Registrant held on June 7, 2022 (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on April 12, 2022).

4.5
Unaudited interim condensed consolidated financial statements of the Registrant as at and for the three and six-month periods ended June 30, 2022 and 2021, together with the notes thereto (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on July 27, 2022).

4.6
Management’s Discussion and Analysis of the financial condition and results of operations of the Registrant for the three and six-month periods ended June 30, 2022 and 2021 (incorporated by reference from Exhibit 99.2 to the Registrant’s Report on Form 6-K, furnished to the Commission on July 27, 2022).

4.7	The material change report dated June 10, 2022 (incorporated by reference from Exhibit 99.4 to the Registrant’s Report on Form 6-K, furnished to the Commission on June 10, 2022).
5.1	Consent of PricewaterhouseCoopers LLP.
6.1	Powers of Attorney (included in Part III of this Registration Statement).
7.1
Trust Indenture, dated as of September 18, 2020, by and among the Registrant, Computershare Trust Company, N.A. and Computershare Trust Company of Canada (incorporated by reference from Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished to the Commission on September 21, 2020).

7.2	Statement of Eligibility of the Trustee for the Indenture referenced in Exhibit 7.1, Computershare Trust Company, N.A., on Form T-1.
107	Filing Fee Table.
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada, on September 9, 2022.
SHOPIFY INC.

By:	/s/ Jessica Hertz
	Name:	Jessica Hertz
	Title:	General Counsel and Corporate Secretary
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POWERS OF ATTORNEY
KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each officer or director of Shopify Inc. whose signature appears below constitutes and appoints Tobias Lütke, Amy Shapero and Jessica Hertz, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post effective amendments, and supplements to this Registration Statement on Form F-10, and registration statements filed pursuant to Rule 429 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on September 9, 2022.
Signature	Title

/s/ Tobias Lütke
Tobias Lütke	Chief Executive Officer and Chairman of the Board of Directors

/s/ Amy Shapero	Chief Financial Officer
Amy Shapero

/s/ Robert Ashe	Director
Robert Ashe

/s/ Gail Goodman	Director
Gail Goodman

/s/ Colleen Johnston	Director
Colleen Johnston

/s/ Jeremy Levine	Director
Jeremy Levine

/s/ John Phillips	Director
John Phillips

/s/ Fidji Simo	Director
Fidji Simo
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Registration Statement on Form F-10 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada, on September 9, 2022.
SHOPIFY HOLDINGS (USA) INC. (Authorized Representative in the United States)

By:	/s/ Seth Bressack
	Name:	Seth Bressack
	Title:	Director
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